UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4 REGISTRATION STATEMENT NO. 333-119974

UNDER
THE SECURITIES ACT OF 1933

REEBOK INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2678061
(State or other jurisdiction
of incorporation or organization)	(I.R.S. Employer
Identification Number)

1895 J.W. Foster Boulevard
Canton, Massachusetts 02021
(781) 401-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DAVID A. PACE
Senior Vice President and General Counsel
Reebok International Ltd.
1895 J.W. Foster Boulevard
Canton, MA 02021
(781) 401-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Keith F. Higgins, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951 — 7000

Approximate date of commencement of proposed sale to the public:  Not Applicable.

If the only securities being registered on this form are being offered in connection with the formation of a holding company, and there is compliance with General Instruction G, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

These post-effective amendments shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-4 of Reebok International Ltd. (the “Registrant”):

File No. 333-119974, registering for sale $350,000,000 aggregate principal amount of Series B 2% convertible debentures due May 1, 2024 and an indeterminate number of shares of common stock as may be issued upon conversion of the debentures, which was filed with the Securities and Exchange Commission on October 26, 2004.

The Registrant hereby deregisters any securities that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 on Form S-4 to this Registration Statement.

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SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts.

REEBOK INTERNATIONAL LTD.
By:	/s/ Kenneth I. Watchmaker
Kenneth I. Watchmaker
President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated:  March 3, 2006

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registration statement on Form S-4 has been signed below by the following persons in the capacities and on the date indicated below.

SIGNATURES

/s/ Paul Harrington	/s/ Kenneth I. Watchmaker
Paul Harrington	Kenneth I. Watchmaker, Executive Vice
President and Chief Executive Officer	President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

/s/ Frank A. Dassler	/s/ Natalie Knight
Frank A. Dassler, Director	Natalie Knight, Director

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